Exhibit 99.1

Fifth Street Asset Management Inc. Announces Agreement Between Fifth Street Finance Corp.
and RiverNorth Capital Management

GREENWICH, CT, February 19, 2016 — Fifth Street Asset Management Inc. (NASDAQ: FSAM) (“FSAM”) today announced that Fifth Street Finance Corp. (NASDAQ:FSC) (“FSC”) has entered into an agreement with RiverNorth Capital Management, LLC (“RiverNorth”), which, including its director nominees, is the beneficial owner of approximately 8.7% of FSC’s common stock. Under the terms of the agreement, RiverNorth will not contest FSC’s slate of director nominees at the 2016 Annual Meeting of Stockholders. Additionally, RiverNorth has agreed to withdraw its binding proposal to terminate FSC’s Investment Advisory Agreement with Fifth Street Management LLC (“FSM”), a subsidiary of FSAM. Further, RiverNorth has agreed to abide by certain standstill provisions through FSC’s 2017 Annual Meeting of Stockholders, and has also agreed to vote its approximately 5.7% shareholdings in Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR) (“FSFR”) in accordance with the recommendation of FSFR’s Board of Directors in connection with the FSFR 2016 Annual Meeting of Stockholders.

“We are pleased that FSC has reached an amicable resolution with RiverNorth. FSAM has a proven, 17-year track record of investing in middle market credit through multiple economic cycles and we continue to believe that FSAM is the right investment adviser for FSC. As a result of the agreement with RiverNorth, FSAM and I as a group will be FSC’s largest shareholder, with approximately 14.6% of FSC common stock, which we believe further solidifies the alignment of interests between FSAM and FSC,” said Leonard M. Tannenbaum, Chairman and Chief Executive Officer of FSAM, adding, “We respect FSC’s commitment to maintaining an open dialogue with stockholders, and are pleased that FSC and RiverNorth have reached an agreement in the interest of continuing to create value for both FSAM and FSC stockholders.”

Under the terms of the agreement, RiverNorth, including its director nominees, will sell its holdings of FSC common stock to a combination of an affiliate of FSAM and Mr. Tannenbaum for a purchase price of $6.25 per share. The purchase of FSC common stock from RiverNorth and its director nominees is expected to be completed on or prior to March 31, 2016. FSAM has also issued to RiverNorth a warrant to purchase shares of FSAM Class A common stock that expires on March 18, 2017. The maximum payment by FSAM to RiverNorth under the terms of such warrant is $5 million, which under certain circumstances can be satisfied, in whole or in part, in shares of FSAM Class A common stock. In addition, an affiliate of FSAM has agreed to settle the FSC common stock swap arrangements held by RiverNorth.

About Fifth Street Asset Management Inc.

Fifth Street Asset Management Inc. (NASDAQ:FSAM) is a nationally recognized credit-focused asset manager.  The firm has over $5 billion of assets under management across two publicly-traded business development companies, Fifth Street Finance Corp. (NASDAQ:FSC) and Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR), as well as multiple private investment vehicles.  The Fifth Street platform provides innovative and customized financing solutions to small and mid-sized businesses across the capital structure through complementary investment vehicles and co-investment capabilities.  With over a 17-year track record focused on disciplined credit investing across multiple economic cycles, Fifth Street is led by a seasoned management team that has issued billions of dollars in public equity, private capital and public debt securities.  Fifth Street’s national origination strategy, proven track record and established platform are supported by approximately 80 professionals across locations in Greenwich, Chicago and San Francisco.  For more information, please visit fsam.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, because they relate to future events or our future performance or financial condition, as well as actions by third parties. Forward-looking statements may include statements as to the timing of closing of the purchase of the shares of FSC’s common stock owned by RiverNorth and its director nominees, fees charged by FSAM to FSC and FSFR, FSAM’s future operating results, dividends by FSAM and business prospects of FSAM.  Words such as “believes,” “expects,” “seeks,” “plans,” “should,” “estimates,” “projects,” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those implied or expressed in these forward-looking statements for any reason.  Such factors are identified from time to time in FSAM’s filings with the Securities and Exchange Commission and include changes in the economy, the financial markets and future changes in laws or regulations, competitive conditions in the business development company space and conditions in FSAM’s operating areas.  FSAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Investor Contact:

Robyn Friedman, Senior Vice President, Head of Investor Relations

(203) 681-3720

IR-FSAM@fifthstreetfinance.com

Media Contact:

Michael Freitag / James Golden / Andrew Squire

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449